Exhibit 99.1

EARNINGS RELEASE

OppFi Reports Fourth Quarter and Full Year 2020 Financial Highlights

●	Achieved 2020 yearly revenue growth of 27% and net income growth of 135%
●	Reiterates 2021 outlook for 23% growth in Adjusted Net Income[1]

CHICAGO, March 22, 2021—Opportunity Financial, LLC ("OppFi"), a leading financial technology platform that empowers banks to provide credit access for the everyday consumer, today reported financial highlights for the fourth quarter and full year that ended December 31, 2020. OppFi and FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition corporation (“SPAC”), recently entered into a definitive agreement for a business combination that would result in OppFi becoming a public company.

“We believe our results reinforce our platform’s strength and durability regardless of market condition,” said Jared Kaplan, Chief Executive Officer of OppFi. “Looking ahead into 2021, we expect the acceleration of growth and profitability as we shift to a more normalized macroeconomic environment. In addition, we plan to launch new products to help empower the nearly 60 million consumers who lack access to mainstream financial offerings. We believe we are well positioned to build upon our mission driven business model and to scale our customer acquisition model, artificial intelligence-powered credit decisioning and proprietary technology, coupled with exceptional customer service.”

“Finally, we are excited about the pending business combination with FG New America Acquisition Corp., which we expect will amplify our voice as one of the premier financial services destinations for the tens of millions of everyday consumers who have been locked out of the traditional financial ecosystem," concluded Kaplan.

Fourth Quarter 2020 versus Fourth Quarter 2019

●	Revenue increased 24.5% to $90 million from $73 million
●	Adjusted Revenue increased 2.4% to $87 million from $85 million[1]
●	GAAP Net Income increased 123.9% to $16 million from $7 million
●	Adjusted Net Income improved 49.6% to $21 million from $14 million[1]
●	Adjusted EBITDA increased 29.8% to $35 million from $27 million[1]

Full Year 2020 versus Full Year 2019

●	Revenue increased 27.0% to $291 million from $229 million
●	Adjusted Revenue grew 20.5% to $323 million from $268 million[1]
●	GAAP Net Income increased 134.9% to $78 million from $33 million
●	Adjusted Net Income stayed flat at $53 million compared to $53 million[1]
●	Adjusted EBITDA increased 1.6% to $99 million from $97 million[1]

1 Non-GAAP Financial Measures: Adjusted Net Income, Adjusted Revenue and Adjusted EBITDA are financial measures that have not been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). See the “Note Regarding Non-GAAP Financial Measures” below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures.

Fourth Quarter and Full Year Financial Summary

The following table presents a summary of OppFi’s Revenue, Adjusted Revenue, GAAP Net Income, Adjusted Net Income and Adjusted EBITDA for the quarters ended December 31, 2020 and December 31, 2019 and the years ended December 31, 2020 and December 31, 2019.

			Variance (%)			Variance (%)
($ in 000s)	Q4-20[a]	Q4-19[a]	Q4-20 vs Q4-19	FY 20	FY 19	FY 20 vs FY19
Revenue	$90,461	$72,660	24.5%	$291,014	$229,122	27.0%
Adjusted Revenue[1]	$86,800	$84,804	2.4%	$322,955	$268,090	20.5%
GAAP Net Income	$16,158	$7,216	123.9%	$77,516	$32,995	134.9%
Adjusted Net Income[1]	$21,126	$14,122	49.6%	$53,276	$53,273	0.0%
Adjusted EBITDA[1]	$34,706	$26,730	29.8%	$98,578	$97,029	1.6%

(a)	Fourth quarter financials unaudited

Fourth Quarter and Full Year Key Performance Metrics

The following table presents total net originations, percentage of originations by bank partners, net charge-offs as a percentage of average receivables and auto-approval rates for the quarters ended December 31, 2020 and December 31, 2019 and the years ended December 31, 2020, December 31, 2019 and December 31, 2018.

($ in 000s)	Q4-20	Q4-19	FY 20	FY 19	FY 18
Total Net Originations(a)	$149,869	$156,394	$483,350	$496,530	$273,797
% of Originations by Bank Partners	66.5%	59.6%	65.0%	53.2%	29.8%
Net Charge-Offs as % of Average Receivables(b)	31.0%	47.8%	35.6%	42.2%	37.2%
Auto-Approval Rate(c)	25.7%	18.3%	25.7%	18.3%	6.5%

(a)	Total net originations include both originations by bank partners on the OppFi platform, as well as direct originations by OppFi.
(b)	Net charge-offs as a percentage of average receivables represents total charge offs from the period less recoveries as a percent of average receivables. OppFi charges off loans after they are more than 90 days delinquent.
(c)	Auto-Approval Rate is calculated by taking the number of approved loans that are not decisioned by a loan advocate or underwriter (auto-approval) divided by the total number of loans approved.

Liquidity and Capital Resources

As of December 31, 2020, the Company had $26 million in unrestricted cash and over $100 million in immediate availability under its financing facilities, including undrawn debt related to eligible but unpledged collateral from its SPV financing facilities. As of December 31, 2020, the Company had an additional $338 million of unused debt capacity under its financing facilities for future availability, representing a 70% overall undrawn capacity.

Full Year 2021 Outlook

OppFi reaffirms its financial outlook for the full year 2021. The Company expects:

●	Revenue of approximately $418 million
●	Adjusted EBITDA of approximately $132 million[2]
●	Adjusted Net Income of approximately $66 million[2]

OppFi’s expectations for its full year 2021 revenue, Adjusted EBITDA and Adjusted Net Income were developed by OppFi’s management and considered various material assumptions, including the following:

●	Ending receivables of approximately $500 million
●	Net charge-offs as a percentage of average receivables of approximately 40%
●	Yield consistent with historical levels

Recent Developments

OppFi previously announced that it had entered into a business combination agreement with FG New America Acquisition Corp. (NYSE: FGNA). Completion of the proposed business combination is subject to approval by the stockholders of FG New America Acquisition Corp. and certain other conditions. The proposed business combination is expected to close in the second quarter of 2021.

Fourth Quarter and Full Year Results of Operations

The following table presents OppFi’s consolidated results of operations for the quarters ended December 31, 2020 and 2019 and the years ended December 31, 2020 and 2019:

($ in 000s)	Q4-20[a]	Q4-19[a]	FY 20	FY 19
Interest and Loan Related Income, Gross	$86,514	$84,522	$322,165	$267,166
Other Income	283	282	789	924
Interest, Loan Related, and Other Income	$86,797	$84,804	$322,954	$268,090
Amortization of Loan Origination Costs	3,664	(12,144)	(31,940)	(38,968)
Total Revenue	$90,461	$72,660	$291,014	$229,122
Total Provision	28,031	39,237	90,787	114,254
Net Revenue	$62,430	$33,423	$200,227	$114,868
Expenses	46,272	26,207	122,711	81,873
EBT[b]	$16,158	$7,216	$77,516	$32,995

(b)	Fourth quarter financials unaudited
(c)	Represents Net Income as reported in the audited financial statements, as OppFI does not have tax provision under its pass-through structure as a limited liability company. Fourth quarter financials unaudited.

2 Non-GAAP Financial Measures: Adjusted EBITDA and Adjusted Net Income are financial measures that have not been prepared in accordance with GAAP. The Non-GAAP financial measures of Adjusted EBITDA and Adjusted Net Income for the full year 2021 are provided only on a non-GAAP basis because a reconciliation to the most comparable GAAP financial measures, Net Revenue and GAAP Net Income, is not available without unreasonable effort. OppFi believes that such item and, accordingly, the other items of the reconciliation, would require an unreasonable effort to predict with reasonable certainty the amount or timing of non-GAAP adjustments used to calculate these Non-GAAP financial measures. OppFi believes that any such forecast would result in a broad range of projected values that would not be meaningful to investors.

About OppFi

OppFi a leading financial technology platform that powers banks to help the everyday consumer gain access to credit. Through its unwavering commitment to customer service, OppFi helps consumers who are turned away by traditional providers build a better financial path. OppFi has facilitated the issuance of more than 1.5 million loans. The company has been ranked as an Inc. 5000 company for five straight years and was named the eighth fastest-growing Chicagoland company in 2020 by Crain’s Chicago Business. The company was also named on Forbes America 2021 list of America’s Best Startup Employers and Built In’s 2021 Best Places to Work in Chicago. The company maintains an A+ rating from the Better Business Bureau (BBB) and maintains a 4.9/5 star rating with more than 14,000 online customer reviews, making it one of the top customer-rated financial platforms online. For more information, please visit www.oppfi.com.

About FGNA

FG New America Acquisition Corp., (NYSE: FGNA), is a NYSE-listed blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. For more information, please visit www.fgnewamerica.com

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. FGNA's and OppFi's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, OppFi’s expectations for its full year 2021 revenue, Adjusted EBITDA and Adjusted Net Income, OppFi's expectations with respect to the future performance of OppFi’s platform, OppFi’s expectations for its growth and profitability, OppFi's new products and their performance and OppFi’s beliefs regarding the impact of the proposed business combination on its business. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FGNA's and OppFi's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive business combination agreement (the "Agreement"); (2) the outcome of any legal proceedings that may be instituted against FGNA and OppFi following the announcement of the Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of FGNA, certain regulatory approvals or satisfy other conditions to closing in the Agreement, including with respect to the levels of FGNA stockholder redemptions; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on OppFi's business and/or the ability of the parties to complete the proposed business combination; (6) the inability to obtain or maintain the listing of the combined company's shares of common stock on the New York Stock Exchange following the proposed business combination; (7) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (8) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed business combination; (10) changes in applicable laws or regulations; (11) the possibility that OppFi or FGNA may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in FGNA’s proxy statement relating to the proposed business combination, including those under "Risk Factors" therein, and in FGNA's other filings with the SEC. FGNA and OppFi caution that the foregoing list of factors is not exclusive. FGNA and OppFi caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. FGNA and OppFi do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are unaudited and do not conform to GAAP, including Adjusted Revenue, Adjusted Net Income and Adjusted EBITDA. Adjusted Revenue is defined as Total Revenue adjusted to include amortization of loan origination costs. Adjusted Net Income is defined as current earnings before tax for audited annual financials and unaudited for quarterly financials, pro forma for fair market value accounting for finance receivables adoption, plus (1) recruiting fees, severance and relocation, (2) amortization of debt transaction costs and (3) other addbacks and one-time expenses assuming the closing of the proposed business combination with FGNA, including one-time implementation fees, stock compensation expenses, IPO readiness costs and management fees; and assumes a tax rate of 25%. Adjusted EBITDA is defined as Adjusted Net Income, pro forma for fair market value accounting for finance receivables adoption, plus (1) taxes at an assumed 25% tax rate for change in tax status upon completion of the business combination, (2) depreciation and amortization, (3) interest expense and (4) business (non-income) taxes. The pro forma fair market value accounting adjustments are due to OppFi's transition from an incurred credit loss application to a fair market value application acceptable under US GAAP. Historically, under the incurred credit loss application, OppFi has reserved for life losses due to the short duration of receivables. These financial measures are not prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP.  A reconciliation for the Company's non-GAAP financial measures to the most directly comparable GAAP financial measures is in the table below.

The Non-GAAP financial measures of Adjusted EBITDA and Adjusted Net Income for the full year 2021 are provided in this press release only on a non-GAAP basis because a reconciliation to the most comparable GAAP financial measures, Net Revenue and GAAP Net Income, is not available without unreasonable effort. OppFi believes that such items and, accordingly, the other items of the reconciliation, would require an unreasonable effort to predict with reasonable certainty the amount or timing of non-GAAP adjustments used to calculate these Non-GAAP financial measures. OppFi believes that any such forecast would result in a broad range of projected values that would not be meaningful to investors.

Reconciliation of Non-GAAP Financial Measures

($ in 000s)	Q4-20[a]	Q4-19[a]	FY 20	FY 19
GAAP Net Income	$16,158	$7,216	$77,516	$32,995
FMV Adjustments[b]	9,801	10,445	(10,838)	35,442
FMV EBT[c]	$25,959	$17,661	$66,678	$68,437
Debt Amortization	494	649	1,945	1,785
Other Add-backs and One-time Expenses	1,715	519	2,579	823
FMV Adjusted EBT	$28,168	18,829	$71,202	$71,045
Less: Taxes[d]	(7,042)	(4,707)	(17,800)	(17,761)
Adjusted Net Income	$21,126	$14,122	$53,402	$53,284
Taxes[d]	7,042	4,707	17,800	17,761
Depreciation and Amortization	1,958	1,259	6,732	4,281
Interest Expense	4,153	6,180	19,283	20,651
Business (Non-income) Taxes	427	462	1,527	1,068
Adjusted EBITDA	$34,706	$26,730	$98,744	$97,045

(a)	Fourth quarter financials unaudited
(b)	Includes adjustments for loan loss reserves, capitalization, and change in fair market value
(c)	The Company is transitioning from an incurred credit loss application to a fair market value application acceptable under US GAAP
(d)	Assumes tax rate of 25% reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with publicly traded companies.

($ in 000s)	Q4-20[a]	Q4-19[a]	FY 20	FY 19
Total Revenue	$90,461	$72,660	$291,014	$229,122
Amortization of Loan Origination Costs	(3,664)	12,144	31,940	38,968
Adjusted Revenue	$86,797	$84,804	$322,954	$268,090

(a)	Fourth quarter financials unaudited

Important Information and Where to Find It

In connection with the proposed business combination, FGNA filed a preliminary proxy statement and will file a definitive proxy statement with the SEC. FGNA's stockholders and other interested persons are advised to read the preliminary proxy statement and the amendments thereto and, when available, the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed business combination, as these materials contain important information about OppFi, FGNA and the proposed business combination. When available, the definitive proxy statement and other relevant materials for the proposed business combination will be mailed to stockholders of FGNA as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC's web site at www.sec.gov, or by directing a request to: FG New America Acquisition Corp., Attention: Hassan Baqar, Chief Financial Officer, 105 S. Maple Street, Itasca, Illinois 60143.

Participants in the Solicitation

FGNA and its directors and executive officers may be deemed participants in the solicitation of proxies from FGNA's stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in FGNA was filed in the preliminary proxy statement for the proposed business combination and be available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the definitive proxy statement for the proposed business combination when available.

OppFi and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of FGNA in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination was included in the preliminary proxy statement for the proposed business combination. Additional information regarding the interests of such participants will be contained in the definitive proxy statement for the proposed business combination when available.

Non-Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts:

OppFi

Investor Relations: Investors@oppfi.com

Media Relations: media@oppfi.com

FGNA

Investor Relations: info@fgnewamerica.com

Media Relations: media@fgnewamerica.com